UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14A-6(E)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

NORTH AMERICAN TECHNOLOGIES GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NORTH AMERICAN TECHNOLOGIES GROUP, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held March 27, 2008

To the Stockholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Meeting”) of North American Technologies Group, Inc. (the “Company” or “NATG”) will be held at the Marshall, Texas plant located at 429 Memory Lane, Marshall, Texas 75672, on Thursday, March 27, 2008 at 2 p.m. Central Time, for the following purposes:

1.	To elect two Class II directors of the Company;

2.	to ratify the appointment of KBA Group, LLP as independent auditors for the Company for the fiscal year ending September 28, 2008; and

3.	to transact such other business as may properly be brought before the Meeting and at any adjournment(s) or postponement(s) thereof.

Only stockholders of record as of the close of business on January 28, 2008 are entitled to vote at the Meeting and any adjournment(s) or postponement(s) thereof.

All stockholders are cordially invited to attend the Meeting and the reception immediately following. Your directors welcome the opportunity to meet and visit with each of you personally.

To assure your representation at the Meeting, you are urged to complete, sign, date and return the enclosed proxy card as promptly as possible in the postage paid envelope enclosed for that purpose. Any stockholder attending the Meeting may vote in person even if he or she has returned a proxy.

By Order of the Board of Directors,

/s/ Joe B. Dorman
February 15, 2008	Secretary

YOUR VOTE IS IMPORTANT

You are urged to sign, date and promptly

return your proxy in the enclosed envelope.

PROXY STATEMENT

2008 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION, SOLICITATION

OF PROXIES AND VOTING

The enclosed proxy is solicited on behalf of the Board of Directors of North American Technologies Group, Inc. (the “Board”) to be voted at the Annual Meeting of Stockholders of the Company to be held at 429 Memory Lane, Marshall, Texas on March 27, 2008 at 2 p.m. Central Time, and at any adjournment(s) or postponement(s) thereof for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The proxy solicitation materials are being mailed on or about February 15, 2008 to all stockholders entitled to vote at the Meeting. The mailing address of the Company’s executive office is 5605 MacArthur Boulevard, Suite 10000, Irving, Texas 75038.

Record Date and Share Ownership

Stockholders of record at the close of business on January 28, 2008 (the “Record Date”) are entitled to notice of and to vote at the Meeting. At the Record Date there were 10,047,111 shares of common stock, $.001 par value (“Common Stock”), and 54,040 shares of Series CC Convertible Preferred Stock (“Preferred Stock”) outstanding. Each share of Preferred Stock is convertible into 46.2963 shares of Common Stock at any time at the option of the holder. The Preferred Stock has voting rights equal to the Common Stock on an as-converted basis. All share amounts reported herein reflect a 1 for 20 reverse stock split of the Company’s outstanding shares of Common Stock, effected by the Company on September 7, 2007.

Revocability of Proxies

The execution of a proxy will not affect a stockholder’s right to attend the Meeting and vote in person. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is used at the Meeting either by filing with the Secretary of the Company a written notice of revocation or a proxy bearing a later date than the most recently submitted proxy, or by attendance at the Meeting and voting in person. Attendance at the Meeting will not, by itself, revoke a proxy, but submitting a proxy will ensure your representation if you do not attend the Meeting.

Form 10-KSB

The Company’s Annual Report on Form 10-KSB for the twelve month period ended September 30, 2007 accompanies this Proxy Statement. No material contained in the Form 10-KSB is to be considered a part of the proxy solicitation material.

Voting and Solicitation

On all matters submitted to stockholders at the Meeting, each share of Common Stock is entitled to one vote, and each share of Preferred Stock is entitled to 46.2963 votes. Certain shares of Preferred Stock, however, are subject to limits on conversion to the effect that such conversion would make the holder thereof the holder of more than 4.99% of the outstanding shares of Common Stock of the Company. The voting rights of such shares of Preferred Stock are limited to the actual number of shares of Common Stock into which such shares of Preferred Stock are immediately convertible. The affirmative vote of the holders of shares (“Voting Shares”) entitled to cast a majority of the votes present in person or by proxy at a duly called and held meeting at which a quorum is present is required to approve the ratification of the selection of auditors. In the election of directors, the nominees receiving the highest number of affirmative votes of the Voting Shares entitled to be voted on the open positions, whether or not a majority of the shares present, will be elected. Stockholders are not entitled to cumulative voting in the election of directors.

Proxies which are validly executed by stockholders and which are received by the Company no later than the business day preceding the Meeting will be voted in accordance with the instructions contained thereon. If no instructions are given, the proxy will be voted in accordance with the recommendations of the Board and in the discretion of the persons named in the proxy on all other matters presented to the Meeting. For the reasons set forth in more detail in this Proxy Statement, the Board recommends a vote FOR each of the nominees for director and the ratification of the selection of auditors.

The cost of this proxy solicitation will be borne by the Company. In addition to the use of mail, proxies may be solicited in person or by telephone by employees of the Company without additional compensation. The Company will reimburse brokers and other persons holding stock in their names or in the names of nominees for their expenses incurred in sending proxy material to principals and obtaining their proxies.

Quorum; Abstentions; Broker Non-Votes

Stockholders holding a majority of the Voting Shares, considered together, entitled to vote on the Record Date must be present in person or represented by proxy at the Meeting in order to constitute a quorum for the transaction of business. Abstentions and broker non-votes will be counted for the purpose of determining a quorum but will not be counted in determining the outcome of any matter for which the holder does not vote or the broker does not have discretionary authority to vote. If the shares represented in person or by proxy at the Meeting are not sufficient to constitute a quorum, the Company may adjourn the Meeting from time to time, without notice other than by announcement at the Meeting adjourned, to permit the Company to continue soliciting proxies. Proxies given pursuant to this solicitation and not revoked will be voted at any postponement or adjournment of the Meeting in the manner set forth above.

PROPOSAL 1:

ELECTION OF CLASS II DIRECTORS

Nominees for Consideration at the Meeting

The Company’s Board of Directors is authorized to consist of seven members. The Board of Directors of the Company currently consists of five directors, divided into three classes. The directors are elected to serve staggered terms, with the term of one class of directors expiring at each annual meeting of stockholders. The three classes of directors are identified as Class I, Class II and Class III based on the expiration of the terms of the directors in each class. Vacancies in the Board may be filled by the Board, and any director chosen to fill a vacancy shall hold office until the next election of the class for which such director has been chosen.

The following table lists the name, age and positions held of each director and executive officer of the Company, as well as the period of time such director or executive officer has served. The term of office of each director expires on the third annual meeting of stockholders held after the date at which such director was elected, subject to earlier resignation or removal and until their respective successors are elected and qualified.

Name and Age	Position held	Officer/Director Since
Michel Amsalem—59	Class I Director	July 31, 2007

Joseph A. Ethridge—66	Class III Director	July 31, 2007

Richard Guiltinan—53	Class I Director	November 8, 2006

Bruce Leadbetter—67	Class II Director	July 31, 2007

D. Patrick Long—57	Chairman of the Board; Class II Director	July 31, 2007

Alex Rankin—60	President and Chief Executive Officer	July 18, 2007

Messrs. Leadbetter and Long have been nominated for election as Class II directors at the Meeting. Unless otherwise specified, each properly executed proxy received will be voted for the election of the nominees named below to serve as Class II directors until the third annual meeting of stockholders after his election or until his respective successor is elected and qualified. The persons named below have been nominated by the Board and are identified as Class II directors. Although the Company is not aware of any reason that the nominees will be unable or will decline to serve as directors, in the event that any nominee is unable or unwilling to serve, the proxies solicited hereby will be voted for such other person or persons as may be nominated by the Board of Directors.

NOMINEES FOR CLASS II DIRECTORS

Stockholder Vote

The nominees receiving the highest number of affirmative votes of the shares entitled to be voted on the two open positions will be elected.

Bruce Leadbetter has been the Chief Executive Officer of Sponsor Investments LLC (“Sponsor”), a private investment group, since 2003. Since 2001, Mr. Leadbetter has been a partner of Beta Capital Group, LLC, a private investment group and a partner of Aegis Services Company, LLC, a private property management company. From 2001 to 2003, Mr. Leadbetter served as Chairman of the Executive Committee of Patriot Air, LLC, a charter carrier. Mr. Leadbetter is a member of the board of directors of Adam Aircraft Industries, Inc., a trustee of The Sammons Foundation and The Sammons Dallas Foundation, and a member of the board of directors of iSecureTrac, Corp. (symbol ICES.OB). Mr. Leadbetter was nominated for election to the Board of Directors by Sponsor.

D. Patrick Long has been a partner in the law firm of Patton Boggs LLP for more than five years. He is President of Beta UBD, a private energy company; Vice-President of Aegis Services Company, LLC, a private property management company; Vice-President of Lobo Petroleum Company, a private energy company; and Chairman of the Board of Katana Energy, LLC, a private energy company. Mr. Long was nominated for election as Chairman of the Board of Directors by Sponsor.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF MESSRS. LEADBETTER AND LONG AS CLASS II DIRECTORS OF THE COMPANY.

Other Members of the Board of Directors and Executive Officers

The following is an identification and description of the business experience of the Company’s directors who are not being voted on for election as directors at the Meeting.

INCUMBENT CLASS I DIRECTORS

Michel Amsalem is the Founder of Midsummer Capital LLC, the investment manager of the Midsummer group of funds/investment partnerships, and has served as its President since July 2001. From May 1999 to June 2001, Mr. Amsalem was a managing director of Omicron Capital, LLC, an asset-based financing firm. Mr. Amsalem has over thirty years of experience in the origination, structuring, negotiation and management of investments in complex environments. Prior to Midsummer Capital LLC, Mr. Amsalem was successively Founder and Managing Director of Citibank’s Structured Finance Department, of Banque Indosuez’ Investment Bank for Latin America and Eastern Europe and of Patricof Emerging Markets. Mr. Amsalem started his career at the International Finance Corporation, the private sector arm of the World Bank. Mr. Amsalem received his Doctoral degree from Harvard University and his MBA from Columbia University where he presently teaches business policy and strategy courses as a management professor. Mr. Amsalem is a graduate of Ecole des Hautes Etudes Commerciales in France. Mr. Amsalem was nominated for election to the Board of Directors by Midsummer Capital LLC.

Richard Guiltinan is the Chief Accounting Officer of Flowserve Corporation, a NYSE listed company that develops and manufactures precision engineered flow control equipment for critical service applications. He has held that position since 2004. Prior to assuming that position, he served in positions of increasing responsibility with Caltex Corporation, an international refiner and marketer of petroleum products, including as a consultant for restructuring and post-merger integration activities (2002-03); as Chief Financial Officer (2000-01) and as President of the Business Support Group (1999-2000). Prior to joining Caltex in 1985, Mr. Guiltinan worked for KPMG, a public accounting firm, for nine years in the financial, manufacturing and oil industries. Mr. Guiltinan received a BBA in Accountancy from the University of Notre Dame in 1976 and attended the Tuck Executive Program at Dartmouth College in 1993. He is a Certified Public Accountant.

INCUMBENT CLASS III DIRECTOR

Joseph A. Ethridge is currently a member of Comanche Associates, LLC, a company engaged in the consulting business. From 1990 until recently, Mr. Ethridge served as the Senior Vice President—Finance and Treasurer of Sammons Enterprises, Inc. (“Sammons”), a holding company that is the parent of Sponsor. Prior to joining Sammons, Mr. Ethridge was a tax partner with Coopers & Lybrand, an accounting firm, from 1975 to 1990. Mr. Ethridge is a member of the board of directors of iSecureTrac, Corp. (symbol ICES.OB). Mr. Ethridge received a BBA in Accounting and an MBA in Finance and Real Estate from the University of North Texas. Mr. Ethridge was nominated for election to the Board of Directors by Sponsor.

EXECUTIVE OFFICERS

Alex C. Rankin was elected to the office of President and Chief Executive Officer on July 18, 2007. Mr. Rankin was founder and Chief Executive Officer of NexCycle, Inc. and served in that capacity prior to its sale in 2003. NexCycle is engaged in the recovery and reprocessing of glass, high density polyethylene, and other plastics and materials. Since 2003 Mr. Rankin served as advisor to various private companies and has managed his personal investments and invested in several private enterprises. Mr. Rankin received his Bachelor of Commerce, Bachelor of Arts and Masters of Business Administration degrees from the University of Saskatchewan, Canada.

BOARD MEETINGS AND COMMITTEES

The Board of Directors met and/or acted by unanimous consent on 20 occasions in fiscal 2007. All directors attended at least 75% of the meetings of the Board and committees of which they are members in that period. The Company expects each of its Board members to attend the Annual Meeting of Stockholders.

The Company has a standing audit committee; it does not have a standing compensation or nominating committee.

Nominations to the Board. Currently, the entire Board performs the functions of a nominating committee, including identifying individuals qualified to become board members, recommending nominees to fill vacancies in the membership of the Board as they occur and, prior to each annual meeting of stockholders, recommending director nominees for election at such meeting, and making recommendations concerning the size and composition of the Board. Board candidates are considered based upon various criteria, such as skills, knowledge, perspective, broad business judgment and leadership, relevant specific industry or regulatory affairs knowledge, business creativity and vision, experience, and any other factors appropriate in the context of an assessment of the needs of the Board at that time. In addition, the Board will consider whether the individual satisfies criteria for independence as may be required by applicable regulations and personal integrity and judgment. Accordingly, the Board seeks to attract and retain highly qualified directors who have sufficient time to attend to their substantial duties and responsibilities to the Company.

The Board has the sole authority to retain, compensate and terminate any search firm or firms to be used in connection with the identification, assessment, and/or engagement of directors and director candidates. No such firm has been retained by the Company in the past.

The Board will consider proposed nominees whose names are submitted to it by stockholders; however, it does not have a formal process for that consideration. The Company has not adopted a formal process because it believes that the informal consideration process has served the Board’s and the stockholders’ needs. The Board intends to review periodically whether a more formal policy should be adopted. If a stockholder wishes to suggest a proposed name for Board consideration, the name of that nominee and related personal information should be forwarded to the Board, in care of the Corporate Secretary, at least six months before the next annual meeting to assure time for meaningful consideration by the Board.

Compensation Committee. On July 31, 2007 when the current Board members were elected, the entire Board elected to serve as the Compensation Committee. The Board now sets compensation policy for the executive officers of the Company, sets executive compensation, grants employee stock option awards and administers the 2005 Stock Option Plan of the Company. Prior to the entire Board serving as the Compensation Committee, the Compensation Committee met 2 times during the last fiscal year.

Audit Committee. The purpose of the Audit Committee is to oversee the financial reporting procedures of the Company, insure adequate financial and internal controls, review the scope of the Company’s annual audit and recommend the selection of independent auditors. The primary responsibilities of this committee include: reviewing with the Company’s Chief Financial Officer the adequacy of quarterly and annual Securities and Exchange Commission (“SEC”) filings; reviewing and consulting with the Company’s independent auditors regarding their reports of audit and accompanying management letters; reviewing all financial statements, financial controls, internal controls and accounting practices of the Company; evaluating the performance and cost of the Company’s independent auditors; recommending to the Board of Directors the selection of the Company’s auditors for the upcoming year; and monitoring compliance by the Company’s management and employees with major Company policies and financial controls.

The charter of the Audit Committee provides for a minimum of two directors each of whom meets the NASDAQ’s independence standards and the SEC’s rules for independence. Currently, Mr. Guiltinan is the sole member of the audit committee. Mr. Guiltinan meets the SEC definition of “audit committee financial expert” and qualifies as an independent director under the NASDAQ’s independence standards and the rules of the SEC. The Audit Committee met or acted on 4 different occasions during fiscal 2007.

Audit Fees

Audit Related Fees. The Company incurred aggregate professional fees from its auditors, KBA Group, LLP (“KBA”), in the amount of $61,500 for 2006 and $119,090 for 2007. The Company incurred fees for assurance and services that are reasonably related to the performance of the audit or review of the Company’s financial statements to KBA of $-0- in 2006 and $105,900 in 2007. All of the hours expended in KBA’s performance of the audit were incurred by KBA’s full time permanent employees.

Tax Fees. The Company incurred fees for tax compliance, tax advice and tax planning, composed principally of tax preparation services, to KBA of $ -0-in 2006 and $12,350 in 2007.

All Other Fees. The Company incurred additional fees for services rendered in connection with advice regarding employment matters provided by KBA of $-0- in 2006 and $840 in 2007.

The Audit Committee considered whether the provision of these services was compatible with maintaining the independence of KBA as the Company’s principal independent accounting firm for 2006 and 2007, respectively. All of the audit and non-audit services described above were approved by the Audit Committee in accordance with its policies and procedures.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

OF NORTH AMERICAN TECHNOLOGIES GROUP, INC.

The following is the report of the Audit Committee for the fiscal year ended September 30, 2007. The Audit Committee operates under a written charter adopted by the Board of Directors in 2006 and included as an exhibit to the Company’s 2007 Proxy Statement. The Audit Committee as a whole meets regularly with the Company’s management and independent auditors to review and discuss the adequacy of the Company’s internal control environment and financial reporting, accounting matters, audit results, and compliance with its corporate responsibility program. In fulfilling its role, the Audit Committee reviewed and discussed the Company’s audited financial statements with management, discussed with KBA the matters required by Statement on Auditing Standards No. 61 relating to the conduct of the audit, received from KBA the written disclosure and letter required by Independent Standards Board Standard No. 1, and discussed with KBA its independence.

Based on its review, analysis and discussions with management and the independent auditors, the Audit Committee recommended to the Company’s Board of Directors (and the Board approved) that the Company’s audited consolidated financial statements for the fiscal year ended September 30, 2007 be included in the Company’s Annual Report on Form 10-KSB for the fiscal year ended September 30, 2007. That recommendation considers the review of the qualifications of KBA as independent accountants for the Company. The review included matters required to be considered under SEC rules on auditor independence, including the nature and extent of non-audit services. In the business judgment of the Audit Committee, the nature and extent of non-audit services performed by KBA during the year did not impair the firm’s independence.

The Audit Committee and the Board, in recognition and consideration of the recommendation of management, have also recommended, subject to stockholder ratification, the selection of KBA as the Company’s independent auditors for 2008.

Audit Committee of the Board of Directors:

Richard Guiltinan

Directors’ Compensation

In fiscal 2007, directors of the Company who were not also employees received cash compensation of $3,750 per quarter, except for Messrs. Amsalem, Ethridge, Scott Kaufman, Leadbetter and Long, each of whom declined to accept compensation. In addition, Messrs. Scott, Christian, Corcia and Guiltinan received options to purchase 2,500 shares of Common Stock. Messrs. Christian’s, Corcia’s and Scott’s options were prorated on the basis of their tenure on the Board and were reduced to 1,146, 729 and 1,458, respectively upon their resignation from the Board on July 18, 2007. The Company pays Mr. Guiltinan $30,000 annually for his services as Chairman of the Audit Committee.

DIRECTOR COMPENSATION

The following executive compensation disclosure reflects all compensation awarded to, earned by or paid to each Director who served in that capacity at any time during the fiscal year ended September 30, 2007.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)	All Other Compensation ($) (2)	Total $
Michel Amsalem	—	—	—	—
Joe Christian	5,750	3,680	—	9,430
John T. Corcia	11,250	2,341	13,500	27,091
Joseph A. Ethridge	—	—	—	—
Richard Guiltinan	18,750	8,028	—	26,778
Neal Kaufman	—	—	—	—
Scott Kaufman	—	—	—	—
Bruce Leadbetter	—	—	—	—
D. Patrick Long	—	—	—	—
Ken Scott	15,000	4,682	—	19,682
Henry Sullivan	—	—	—	—

(1)	The aggregate number of shares subject to options outstanding at fiscal year end held by each director were: Mr. Christian 51,146; Mr. Corcia 3,229; Mr. Guiltinan 3,750 and Mr. Scott 8,958.
(2)	Consists of $13,500 for consulting fees.

Communications to Board

Although the Company has not to date developed formal processes by which stockholders may communicate directly to directors, it believes that the informal process, in which stockholder communications which are received by the Secretary for the Board’s attention are forwarded to the Board, has served the needs of the Board and the stockholders well in the past. In view of recently adopted SEC disclosure requirements relating to this issue, the Board may consider development of more specific procedures. Until any other procedures are developed and posted on the Company’s corporate website, any communications to the Board should be sent to it in care of the Secretary at 5605 MacArthur Boulevard, Suite 10000, Irving, Texas 75038.

EXECUTIVE COMPENSATION

The following executive compensation disclosure reflects all compensation awarded to, earned by or paid to each person who served as the principal executive officer and the two most highly compensated employees of the Company who earned in excess of $100,000 (the “Named Officers”), during the fiscal year ended September 30, 2007 and the fiscal period ended October 1, 2006.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (2)	All Other Compensation ($) (3)	Total ($)
Neal Kaufman, Chief Executive Officer (4)	2007 2006	76,923 192,308	2,255 39,674	168,000 —	1,067,924 586,873	9,473 —	1,324,575 818,855

John T. Corcia, Chief Executive Officer (5)	2007 2006	54,154 —	— —	— —	2,342 3,677	1,143	57,639 3,677

Alex Rankin, Chief Executive Officer (6)	2007 2006	84,615 —	— —	— —	267,330 —	—	351,945 —

Mahesh Shetty, Chief Financial Officer	2007 2006	175,000 98,077	37,889 25,000	— —	— 205,414	5,914	218,803 328,491

Henry Sullivan, Chief Scientist and Strategist	2007 2006	176,000 176,000	— —	— —	— —	7,040 7,040	183,040 183,040

(1)	Pursuant to an agreement of October 10, 2007 with Mr. Kaufman, the Company issued 110,256 shares of Common Stock on October 17, 2007, valued at $1.52 per share, the closing price of the Company’s Common Stock on that day.
(2)	For a discussion of the assumptions used to value the stock option, please refer to Employee Stock Options under Note 1 of the Company’s Consolidated Financial Statements contained in form 10-KSB for the year ended September 30, 2007.
(3)	Represents health & accident insurance premiums and matching contributions to the Company’s 401(k) plan paid by the Company.
(4)	Mr. Kaufman served as Chief Executive Officer from January 1, 2006 until April 5, 2007.
(5)	Mr. Corcia served as Chief Executive Officer from April 5, 2007 until July 18, 2007.
(6)	Mr. Rankin was elected President and Chief Executive Officer on July 18, 2007.

Outstanding Equity Awards At Fiscal Year-End

The following table sets forth for the Named Officers information regarding stock options outstanding at the end of the fiscal year ended September 30, 2007, each on an aggregated basis.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price	Option Expiration Date
Neal Kaufman	—	—		—	—
John Corcia	2,500	—		$3.40	4/11/16
	729	—		$3.80	7/16/17
Alex Rankin	—	100,000	(1)	$3.64	7/17/18
Mahesh Shetty	12,500	12,500	(2)	$3.40	12/31/08
	12,500	—		$6.20	12/31/08
Henry Sullivan	—	—		—	—

(1)	Mr. Rankin’s options vest in amounts of 33,333 shares on July 17 of each of 2008, 2009 and 2010.
(2)	Mr. Shetty’s options vest on April 30, 2008.

Code of Ethics

Our board of directors has adopted a Code of Ethics for our senior officers or persons performing similar functions.

Employment Agreement

Effective January 1, 2006, Neal Kaufman entered into an Employment Agreement with the Company providing for a term of three years. The Employment Agreement provided for the payment of compensation in 2006 consisting of a base salary of $200,000 per year and cash bonuses of up to $150,000. Compensation in 2007 consisted of a base salary of $200,000 per year and cash bonuses of up to $100,000. Mr. Kaufman was granted stock options under the Company’s 2005 Stock Option Plan to purchase 240,000 shares of Common Stock (“January Options”).

On October 6, 2006 the Company granted Mr. Kaufman options to purchase an additional 210,000 shares (the “October Options”), under the 2005 Stock Option Plan with the same terms and provisions and subject to the same vesting schedule as the January Options, but with an exercise price of $6.80 per share (the “October Exercise Price”), which was the fair market value of the Company’s common stock on October 6, 2006. On the same date, the Company entered into a Stock Compensation Plan Agreement (the “SCPA”) with Mr. Kaufman pursuant to which it agreed to issue $420,000 worth of shares of Company common stock (the “Restricted Shares”), in such amounts, at such times and under the conditions set forth in the SCPA. Mr. Kaufman’s right to receive 80% of the Restricted Shares vested on October 6, 2006, and his right to receive an additional 10% would have vested on each of December 31, 2007 and 2008 if he had remained the chief executive officer of the Company on such dates. The Company was to issue to him the number of Restricted Shares determined by dividing the indicated amount by the closing price per share of the Company’s common stock on certain specified dates including six months after Mr. Kaufman’s termination of employment.

As of April 5, 2007 Mr. Neal Kaufman resigned as Chief Executive Officer of the Company. Mr. Kaufman had stock options to purchase 225,000 shares that had vested as of the date of his resignation. All vested options were required to be exercised prior to August 31, 2007. Mr. Kaufman did not exercise those options and such options expired. As of April 5, 2007, Mr. Kaufman’s right under the SCPA to receive $336,000 in shares had vested. On October 10, 2007, Mr. Kaufman agreed to receive $168,000 of the Company’s Common Stock instead of the $336,000 worth of Common Stock. On October 17, 2007 the Company issued 110,256 shares, valued at $1.52 per share, in payment of the $168,000 agreed amount.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of January 15, 2008, certain information with respect to the beneficial ownership of our Common Stock and Preferred Stock by (i) any person known by us to be the beneficial owner of more than 5% of any class of our voting securities, (ii) each executive officer and (iii) all directors and executive officers as a group. Each of the persons named in the table has sole voting and investment power with respect to all shares beneficially owned by them, except as described in the footnotes following the table.

As of January 15, 2008, there were 10,047,111 shares of Common Stock and 54,040 shares of Preferred Stock outstanding. Each share of Preferred Stock is convertible into 46.2963 shares of Common Stock at any time at the option of the holder. The Preferred Stock has voting rights equal to the Common Stock on an as-converted basis, subject to the limitations on conversion described below.

The number and percentage of shares beneficially owned has been calculated pursuant to Rule 13d-3 under the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under this rule, beneficial ownership includes any shares as to which each selling security holder has sole or shared voting power or investment power and also any shares which the selling security holder has the right to acquire within 60 days. For purposes of determining beneficial ownership in this table, all the shares underlying the Preferred Stock, the convertible debentures (“8% Convertible Debentures”) and exercisable warrants have been included, although the Preferred Stock, the Debentures and certain warrants contain limitations on their conversion if such conversion would result in the holder becoming the beneficial owner of more than 4.99% of the Common Stock. A holder may waive this limitation on the number of shares held by it if it provides at least 61 days prior notice of its waiver to us.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Shares	Percentage of Class	Amount and Nature of Beneficial Ownership of Preferred Shares	Percentage of Class
Sponsor Investments, LLC (1) Two Lincoln Centre 5420 LBJ Freeway, Suite 1450 Dallas, Texas 75240	11,579,197	53.54%	47,369	80.81%

Herakles Investments, Inc. (1)(2)(3) 5949 Sherry Lane, Suite 1900 Dallas, Texas 75225	7,445,517	42.56%	39,539	68.79%

Opus 5949 LLC (1)(2)(3) 5949 Sherry Lane, Suite 1900 Dallas, Texas 75224	1,181,753	10.52%	0	—

Crestview Capital Master, LLC (4) Crestview Warrant Fund, L.P. C/o Crestview Capital Funds 95 Revere Drive, Suite A Northbrook, Illinois 60062	3,278,277	24.60%	7,790	13.83%

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Shares	Percentage of Class	Amount and Nature of Beneficial Ownership of Preferred Shares	Percentage of Class
Big Bend XI Investments, Ltd. (5) 3401 Armstrong Avenue Dallas, Texas 75205	1,000,596	9.06%	2,289	4.06%

Midsummer Investments, Ltd. (6) c/o Midsummer Capital, LLC 295 Madison Avenue, 38th Floor New York, New York 10022	2,560,147	20.31%	4,000	7.40%

Islandia, L.P. (7) c/o John Lang, Inc. 485 Madison Avenue, 23rd Floor New York, New York 10022	980,051	8.89%	0	—

Joseph A. Ethridge (8) 5949 Sherry Lane Dallas, Texas 75224	0	__	0	—

Bruce Leadbetter (8) Two Lincoln Centre 5420 LBJ Freeway, Suite 1450 Dallas, Texas 75240	0	__	0	—

D. Patrick Long (8)(9) Two Lincoln Centre 5420 LBJ Freeway, Suite 1450 Dallas, Texas 75240	30,000	*	648	1.2%

Michel Amsalem (10) c/o Midsummer Capital, LLC 295 Madison Avenue, 38th Floor New York, New York 10022	0	__	0	—

Richard Guiltinan (11) 429 Memory Lane Marshall, Texas 75672	3,750	*	0	—

Alex Rankin 429 Memory Lane Marshall, Texas 75672	100,000	*	0	—

All officers and directors as a group (6 persons)	14,356,844	58.83%	648	1.2%

(1)	Consists of (a) 42,790 shares of Preferred Stock convertible into 1,981,019 shares of Common Stock, (b) warrants to purchase 4,579 shares of Preferred Stock, which preferred stock is convertible into 211,991 shares of Common Stock, (c) 4,022,283 shares of Common Stock, (d) warrants to purchase 2,218,672 shares of Common Stock and (e) $1,761,330 in principal amount of Debentures convertible into 3,145,232 shares of Common Stock at a conversion price of $0.56 per share. The shares of Preferred Stock are owned 36,105 by Herakles Investments, Inc. (“Herakles”), 5,389 by Astraea Investment Management, L.P. (“Astraea”) and 1,296 by Paul Pottinger, Christopher Bancroft, Michael Jordan, John M. Pigott, Pat Long, David Kellogg, Charles Jarvie, and David Pasahow. The warrants to purchase Preferred Stock are owned 3,434 by Herakles and 1,145 by Astraea. The shares of Common Stock are owned 2,202,024 by Sponsor, 1,181,753 by Opus, 623,506 by Herakles and 15,000 by General Y.S. Goh. The warrants to purchase Common Stock are owned 372,402 by Sponsor and 1,846,270 by Herakles. Sponsor is owned by Sammons through its wholly owned subsidiary, Herakles, and by Astraea, who may be deemed to beneficially own the shares that they have authority to vote. Sponsor and Opus are ultimately under the common control of Consolidated Investment Services, Inc., a Nevada corporation.

(2)	Consists of (a) 623,506 shares of Common Stock, (b) 36,105 shares of Preferred Stock, convertible into 1,671,528 shares of Common Stock, (c) warrants to purchase 3,434 shares of Preferred Stock, which preferred stock is convertible into 158,981 shares of Common Stock, (d) warrants to purchase 1,846,2790 shares of Common Stock and (e) $1,761,330 in principal amount of Debentures convertible into 3,145,232 shares of Common Stock at a conversion price of $0.56 per share.
(3)	The power to vote or dispose of the shares beneficially owned by Opus is held by Herakles.
(4)	Consists of (a) 1,275,268 shares of Common Stock, (b) warrants to purchase 840,075 shares of Common Stock, (c) 5,500 shares of Preferred Stock convertible into 254,630 shares of Common Stock, (d) warrants to purchase 2,290 shares of Preferred Stock, which preferred stock is convertible into 106,019 shares of Common Stock and (e) $449,280 in principal amount of Debentures convertible into 802,286 shares of Common Stock at a conversion price of $0.56 per share. Of the warrants to purchase shares of Common Stock, Crestview Warrant Fund owns 92,994 and Crestview owns 747,081. Crestview Capital Partners, LLC controls Crestview and Crestview Warrant Fund (collectively “Crestview”). The power to vote or dispose of the shares beneficially owned by Crestview is shared by Stewart Flink, Richard Levy, Robert Hoyt and Daniel Warsh, Steven J. Halpern has the sole power to vote or dispose of the shares beneficially owned by Crestview Warrant Fund, but he disclaims beneficial ownership of such shares.
(5)	Consists of 894,624 shares of Common Stock and warrants to purchase 2,289 shares of Preferred Stock, which preferred stock is convertible into 105,972 shares of Common Stock. The General Partner of Big Bend Investments XI, Ltd (“Big Bend”) is 2M Companies, Inc., a Delaware corporation controlled by Morton H. Meyerson, who holds the power to vote or dispose of the shares beneficially owned by Big Bend.
(6)	Consists of (a) 989,618 shares of Common Stock, (b) 4,000 shares of Preferred Stock convertible into 185,185 shares of Common Stock, (c) warrants to purchase 620,986 shares of Common Stock and (d) $428,040 in principal amount of Debentures convertible into 764,357 shares of Common Stock at a conversion price of $0.56 per share. Midsummer Capital, LLC, as the investment advisor to Midsummer Investments, Ltd. (“Midsummer”) may be deemed to have dispositive power over the shares owned by Midsummer. Midsummer Capital, LLC disclaims beneficial ownership of such shares. Mr. Michel Amsalem and Mr. Scott Kaufman have delegated authority from the members of Midsummer with respect to the shares of Common Stock owned by Midsummer. Messrs. Amsalem and Kaufman may be deemed to share dispositive power over the shares of Common Stock held by Midsummer. Messrs. Amsalem and Kaufman disclaim beneficial ownership of such shares of Common Stock, and neither person has any legal right to maintain such delegated authority. Mr. Amsalem was named to be elected to the Board of Directors by Midsummer.
(7)	Consists of (a) 391,495 shares of Common Stock, (b) warrants to purchase 214,718 shares of Common Stock and (c) $170,460 in principal amount of Debentures convertible into 304,393 shares of Common Stock at a conversion price of $0.56 per share. By virtue of their respective positions as officers of John Lang, Inc., the general partner of Islandia L.P. (“Islandia”), each of Richard Berner, Edgar Berner, Thomas Berner and Anthony Berner has sole voting and dispositive power with respect to the shares of Common Stock beneficially owned by Islandia. Each of those persons and John Lang, Inc. disclaims beneficial ownership of such shares.
(8)	Each of Messrs. Ethridge, Leadbetter and Long was named to be elected to the Board of Directors by Sponsor and in such capacity may be considered the beneficial owner of the shares owned by Sponsor.
(9)	Includes 648 shares of Preferred Stock convertible into 30,000 shares of Common Stock.
(10)	Mr. Amsalem was named to be elected to the Board of Directors by Midsummer and in such capacity may be considered the beneficial owner of the shares owned by Midsummer.
(11)	Represents options to purchase 3,750 shares of Common Stock.
*	Indicates less than 1% ownership.

Voting Agreements

On February 22, 2005, Sponsor, Herakles, Astraea and certain individuals to whom Sponsor has distributed shares of its NATG Common Stock granted Sponsor an irrevocable proxy under a Voting Agreement to vote their respective shares of voting stock on all matters, but retained sole dispositive power over their shares. The obligation of each party under the Voting Agreement terminates upon the earlier of February 22, 2015 or the sale by such party of its shares of voting stock subject to the Voting Agreement.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Reference is made to “Employment Agreement” in this proxy statement for a detailed description of the employment agreement and compensation arrangement with Mr. Neal Kaufman, the former chief executive officer.

In 2004, the Company entered into a construction loan for $14,000,000 with Opus (the “Construction Loan”), an affiliate of Sponsor, Herakles and Astraea, each the beneficial owner of more than 5% of the outstanding stock of the Company, and of Messrs. Ethridge, Leadbetter and Long, each a director of the Company. The Construction Loan has a 10-year maturity and requires quarterly principal installments of $350,000. An amendment to the Construction Loan, made as of July 24, 2007, resulted in the payment of principal installments, totaling $7,000,000, being deferred to July 25, 2010. The Construction Loan note, as amended on July 24, 2007, provides for interest at the rate of 7% per annum until July 24, 2010 after which the interest reverts to 700 basis points over the prime interest rate. The interest may be paid, at the election of the Company, in cash or in shares of Common Stock through July 1, 2008, after which date the interest must be paid in cash. During the fiscal year ended September 30, 2007, the Company issued 3,708,551 shares of Common Stock in payment of interest.

Effective as of March 7, 2007, the Company and all of the debenture holders of the Company’s 7% Convertible Subordinated Debentures, due July 1, 2008 (“7% Convertible Debentures”), which include Sponsor, Crestview, Midsummer and Islandia, entered into a Conversion Agreement and Amendment pursuant to which each holder agreed to convert all of its 7% Convertible Debentures into shares of the Company’s Common Stock. The Company recorded the issuance of a total of 171,306 shares of Common Stock to the holders of the 7% Convertible Debentures.

In addition to the affiliations of Sponsor described above, Midsummer is also a beneficial owner of more than 5% of one or more classes of outstanding stock of the Company and named Mr. Amsalem to be elected to the Board. Each of Crestview and Islandia owns more than 5% of the Company’s outstanding Common Stock.

As consideration for the debenture holders’ agreement to convert the 7% Convertible Debentures prior to their maturity, the Company agreed to pay the debenture holders the interest that the debentures would have earned if they had been held through maturity. Accordingly, the Company paid $1,075,569 of interest from March 8, 2007 to July 1, 2008.

On July 31, 2007 the Company issued debentures in the principal amount of $3,000,000 that accrue interest at 8% per annum and are payable in full on July 31, 2010 (the “8% Convertible Debentures”). $2,809,110 of the $3,000,000 was issued to Herakles, Crestview, Midsummer and Islandia. The 8% Convertible Debentures are convertible, at any time, into shares of Common Stock of the Company at a conversion price of $0.56 per share.

The Company is required to pay interest only under the 8% Convertible Debentures until their maturity. Interest is payable October 1, January 1, April 1 and July 1 of each year during which the 8% Convertible Debentures are outstanding. As permitted under the 8% Convertible Debentures, the Company has elected to pay interest by the issuance of its Common Stock. Through January 2008, the Company issued a total of 129,784 shares of Common Stock in payment of interest, of which 18,661 were issued to Crestview, 198,474 were issued to Herakles, 7,374 were issued to Islandia and 19,293 were issued to Midsummer.

In connection with the issuance of the 8% Convertible Debentures the Company issued warrants to purchase up to 375,000 with an exercise price of $4.00 per share. The number of shares was increased on January 7, 2008 to 2,678,571 shares with an exercise price of $0.56 per share upon the issuance of shares of Common Stock to Opus in payment of interest. The exercise price of $0.56 per share and the number of shares of Common Stock that can be purchased upon exercise of the warrants are also subject to further adjustment for certain dilutive events.

PROPOSAL 2:

CHOICE OF AUDITORS

The Audit Committee of the Board of Directors has approved the engagement of KBA Group, LLP (“KBA”) as the Company’s independent auditors for the fiscal year ended September 28, 2008. KBA has advised the Board that neither the firm nor any member of the firm has any direct financial interest or any material indirect interest in the Company. Also, during at least the past three years, neither KBA nor any member of that firm has had any connection with the Company in the capacity of promoter, underwriter, voting trustee, director, officer or employee. Representatives of KBA are expected to be present at the Meeting to make a statement if they so desire and will be available to respond to appropriate questions.

The Board of Directors will consider the selection of another accounting firm to serve as the Company’s independent auditors in the event that the stockholders do not approve the selection of KBA as the Company’s independent auditors.

Stockholder Vote

The affirmative vote of a majority of the shares of Voting Shares present in person or by proxy is required to ratify the appointment of KBA as the Company’s independent auditors for the fiscal year ending September 28, 2008.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF KBA GROUP, LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE PERIOD ENDED SEPTEMBER 28, 2008.

OTHER MATTERS

The Board of Directors does not know of any other matter which is intended to be brought before the Meeting, but if such matter is presented, the persons named in the enclosed proxy intend to vote the same according to their best judgment.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors and certain officers of the Company, as well as persons who own more than 10% of a registered class of the Company’s equity securities (“Reporting Persons”), to file reports with the SEC. The Company believes that during fiscal 2007 all Reporting Persons timely complied with all filing requirements applicable to them, except that Mr. Guiltinan on January 25, 2008 filed a Form 4 reporting the acquisition of options to purchase 2,500 shares on July 17, 2007 and Mr. Rankin has not filed his initial report on Form 3, but is the process of doing so.

Deadline for Receipt of Stockholder Proposals

Stockholders may submit proposals on matters appropriate for stockholder action at subsequent annual meetings of the Company consistent with Rule 14a-8 promulgated under the Exchange Act and the Company’s Bylaws. For such a proposal to be considered for inclusion in the Proxy Statement and Proxy relating to the next annual meeting of stockholders, in accordance with Rule 14a-8, the proposal must be received by the Company no less than 120 calendar days before the date of Company’s proxy statement released to shareholders in connection with this annual meeting. Therefore, the latest date for submission is is September 14, 2008. Stockholder proposals submitted outside of the process of Rule 14a-8 may be submitted at any time prior to call to order of the Meeting. Such proposals should be directed to Joe B. Dorman, NATG’s Secretary and General Counsel. The proxy named in the attached proxy card will vote on any such matters in his discretion.

We will furnish without charge to record and beneficial holders of our stock, upon written or oral request, by first class mail or other equally prompt means within one business day of such request, a copy of any and all of the documents referred to into this proxy statement. Requests should be made by telephone to (972) 819-3676 or in writing to North American Technologies Group, Inc., 5605 MacArthur Boulevard, Suite 10000, Irving, Texas 75038; Attention: Investor Relations.

By Order of the Board of Directors

/s/ JOE B. DORMAN

Dated: February 15, 2008

V FOLD AND DETACH HERE AND READ THE REVERSE SIDE V

=

PROXY

NORTH AMERICAN TECHNOLOGIES GROUP, INC.

ANNUAL MEETING OF STOCKHOLDERS

Solicited by the Board of Directors of North American Technologies Group, Inc.

The undersigned hereby appoints Alex Rankin and Joe B. Dorman or either of them, as proxies with full power of substitution, to vote all shares of Common Stock of North American Technologies Group, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders thereof to be held on March 27, 2008, or at any adjournment or postponement thereof, as follows:

ALL SHARES WILL BE VOTED AS DIRECTED HEREIN AND, UNLESS OTHERWISE DIRECTED, WILL BE VOTED “FOR” PROPOSAL 1 (ALL NOMINEES) AND PROPOSAL 2 AND IN ACCORDANCE WITH THE DISCRETION OF THE PERSON VOTING THE PROXY WITH RESPECT TO ANY OTHER BUSINESS PROPERLY BROUGHT BEFORE THE MEETING.

(Continued, and to be marked, dated and signed, on the other side)

Please complete and sign the proxy card appearing below, detach and mail it in the enclosed envelope.

V FOLD AND DETACH HERE AND READ THE REVERSE SIDE V

	For	Withhold Authority		For	Against	Abstain

1. ELECTION OF CLASS II DIRECTORS (To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list below) Bruce Leadbetter D. Patrick Long	☐	☐	2. PROPOSAL TO RATIFY THE APPOINTMENT OF KBA GROUP, LLP AS INDEPENDENT AUDITORS FOR THE COMPANY FOR THE FISCAL YEAR ENDING SEPTEMBER 28, 2008	☐	☐	☐

				For	Against	Abstain

			3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.	☐	☐	☐

COMPANY ID: PROXY NUMBER: ACCOUNT NUMBER:

Signature	Signature	Date:

Please sign exactly as name appears on this card. Joint owners should each sign. Executors, administrators, trustees or guardians should give their full titles. If a corporation, partnership or other entity, please sign in full entity name by authorized person.